Exhibit 99.2 Fourth Quarter and Full Year 2019 Earnings Presentation

Important Notice This presentation is prepared for Ares Management Corporation (NYSE: ARES) for the benefit of its public stockholders. This presentation is solely for information purposes in connection with evaluating the business, operations and financial results of Ares Management Corporation (“Ares”) and certain of its affiliates. Any discussion of specific Ares entities is provided solely to demonstrate such entities’ role within the Ares organization and their contribution to the business, operations and financial results of Ares. This presentation may not be referenced, quoted or linked by website, in whole or in part, except as agreed to in writing by Ares. This presentation contains “forward looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. Actual outcomes and results could differ materially from those suggested by this presentation due to the impact of many factors beyond the control of Ares, including those listed in the “Risk Factors” section of our filings with the Securities and Exchange Commission (“SEC”). Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. Ares assumes no obligation to update or revise any such forward-looking statements except as required by law. Certain information discussed in this presentation was derived from third party sources and has not been independently verified and, accordingly, Ares makes no representation or warranty in respect of this information, and assumes no responsibility for independent verification of such information. The following slides contain summaries of certain financial and statistical information about Ares. The information contained in this presentation is summary information that is intended to be considered in the context of Ares’ SEC filings and other public announcements that Ares may make, by press release or otherwise, from time to time. Ares undertakes no duty or obligation to publicly update or revise the forward-looking statements or other information contained in this presentation. In addition, this presentation contains information about Ares, its affiliated funds and certain of their respective personnel and affiliates, and their respective historical performance. You should not view information related to the past performance of Ares and its affiliated funds as indicative of future results. Certain information set forth herein includes estimates and targets and involves significant elements of subjective judgment and analysis. No representations are made as to the accuracy of such estimates or targets or that all assumptions relating to such estimates or targets have been considered or stated or that such estimates or targets will be realized. Further, certain performance information, unless otherwise stated, is before giving effect to management fees, carried interest or incentive fees, other expenses and taxes. This presentation does not constitute, and shall not be construed as, an offer to buy or sell, or the solicitation of an offer to buy or sell, any securities, investment funds, vehicles or accounts, investment advice, or any other service by Ares of any of its affiliates or subsidiaries. Nothing in this presentation constitutes the provision of tax, accounting, financial, investment, regulatory, legal or other advice by Ares or its advisors. Management uses certain non-GAAP financial measures, including Assets Under Management, Fee Paying Assets Under Management, Fee Related Earnings and Realized Income to evaluate Ares’ performance and that of its business segments. Management believes that these measures provide investors with a greater understanding of Ares’ business and that investors should review the same supplemental non-GAAP financial measures that management uses to analyze Ares’ performance. The measures described herein represent those non-GAAP measures used by management, in each case, before giving effect to the consolidation of certain funds that the company consolidates with its results in accordance with GAAP. These measures should be considered in addition to, and not in lieu of, Ares’ financial statements prepared in accordance with GAAP. The definitions and reconciliations of these measures to the most directly comparable GAAP measures, as well as an explanation of why we use these measures, are included in the Appendix. Amounts and percentages may reflect rounding adjustments and consequently totals may not appear to sum. For the definitions of certain terms used in this presentation, please refer to the "Glossary" slide in the appendix. The statements contained in this presentation are made as of December 31, 2019, unless another time is specified in relation to them, and access to this presentation at any given time shall not give rise to any interpretation that there has been no change in the facts set forth in this presentation since that date. 2

# Fourth Quarter and Full Year 2019 Highlights

| | |
|---|---|
| **Assets Under Management** | • Total Assets Under Management ("AUM") of $148.9 billion<br>• Total Fee Paying AUM ("FPAUM") of $96.9 billion<br>• Available Capital of $34.6 billion<br>• AUM Not Yet Earning Fees available for future deployment of $25.2 billion<br>• Raised $6.6 billion and $23.8 billion in gross new capital with net inflows[1] of $6.3 billion and $21.5 billion for Q4-19 and FY-19, respectively<br>• Capital deployment of $5.1 billion and $27.4 billion during Q4-19 and FY-19, respectively, including $4.0 billion and $21.5 billion related to our drawdown funds for these periods |
| **Financial Results** | • Q4-19 and FY-19 GAAP net income attributable to Ares Management Corporation of $38.5 million and $148.9 million, respectively<br>• Q4-19 and FY-19 GAAP basic earnings per share of Class A common stock of $0.27 and $1.11 and diluted earnings per share of Class A common stock of $0.25 and $1.06, respectively<br>• Q4-19 and FY-19 GAAP management fees of $265.3 million and $979.4 million, respectively[2]<br>• Q4-19 and FY-19 unconsolidated management and other fees of $278.3 million and $1,030.6 million, respectively[3]<br>• Q4-19 and FY-19 Fee Related Earnings of $88.7 million and $323.7 million, respectively<br>• Q4-19 and FY-19 Realized Income of $206.1 million and $503.5 million, respectively<br>• Q4-19 and FY-19 after-tax Realized Income of $0.67 and $1.67 per share of Class A common stock, respectively[4] |
| **Corporate Actions** | • Declared quarterly dividend of $0.40 per share of Class A common stock[5]<br>• Declared quarterly dividend of $0.4375 per share of Series A preferred stock[6] |
| **Recent Developments** | • On January 21, 2020, a subsidiary of Ares entered into a definitive agreement to acquire a controlling interest in SSG Capital Holdings Limited and its operating subsidiaries (collectively, "SSG"), a leading Asian alternative asset management firm. Headquartered in Hong Kong with offices across Asia, SSG manages private credit and special situations funds totaling approximately $6.2 billion in assets under management as of September 30, 2019. |

1. Net inflows represents gross commitments less redemptions.
2. Includes ARCC Part I Fees of $48.1 million and $164.4 million for Q4-19 and FY-19, respectively.
3. Unconsolidated management fees includes $9.0 million and $34.9 million from Consolidated Funds that are eliminated upon consolidation for GAAP for Q4-19 and FY-19, respectively and excludes management fees attributable to certain joint venture partners of $1.1 million and $1.8 million as of Q4-19 and FY-19, respectively. Unconsolidated other fees represents $5.0 million and $18.1 million primarily of transaction-based fees earned from Credit Group funds for Q4-19 and FY-19, respectively. Unconsolidated other fees excludes administrative fees that are netted against the respective expenses and administrative fees attributable to certain joint venture partners.
4. After-tax Realized Income per share of Class A common stock is net of the preferred share dividend.
5. Payable on March 31, 2020 to shareholders of record as of March 17, 2020.
6. Payable on March 31, 2020 to shareholders of record as of March 15, 2020. As March 15, 2020 falls on a Sunday, the effective record date for the dividend will be Friday, March 13, 2020.

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#ACACAC #1E3154 Gross New Capital Commitments – Fourth Quarter and Full Year 2019(1) #225070 #828282 $ in millions Q4 2019 FY 2019 Full Year Commentary Credit Group U.S. Direct Lending $1,139 $4,077 New debt commitments of $2.1 billion and new equity commitments of $1.9 billion #D2D2D2 #49749B CLOs 864 3,491 Closed four new U.S. CLOs and two new Europeans CLOs and priced one new European CLO European Direct Lending 907 2,052 New debt commitments of $1.2 billion and new equity commitments of $0.9 billion ARCC and affiliates 352 4,312 New and additional debt and equity commitments to ARCC, IHAM and SDLP #679FD1 Alternative Credit 250 2,373 New and additional equity and debt commitments to various funds Other Credit Funds 352 1,251 New and additional equity and debt commitments to various funds Total Credit Group $3,864 $17,556 #75B8F4 Private Equity Group Ares Extended Value Fund ("AEVF") $1,174 $1,174 New equity commitments bringing total commitments to $1.2 billion Special Opportunities 487 1,662 New equity commitments bringing total commitments to $1.7 billion #A7D1EA Other Private Equity Funds 200 345 Additional equity and debt commitments to various funds Total Private Equity Group $1,861 $3,181 Real Estate Group #DBE6EF U.S. Equity $516 $553 New equity commitments to various funds and co-investments U.S. Debt 189 1,440 Additional equity and debt commitments to various funds European Equity 135 1,102 New and additional equity commitments to various funds and co-investments Total Real Estate Group $840 $3,095 Total $6,565 $23,832 1. Represents gross new commitments during the period presented, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts. Commitments denominated in currencies other than U.S. dollar are converted at the prevailing quarter-end exchange rate. 4

Assets Under Management AUM as of December 31, 2019 was $148.9 billion, an increase of 14.0% from prior year(1) • The increase of $18.2 billion was driven by capital raising, primarily across U.S. direct lending, syndicated loans, alternative credit and European direct lending funds in our Credit Group, special opportunities funds in our Private Equity Group and European equity funds and debt funds in our Real Estate Group FPAUM as of December 31, 2019 was $96.9 billion, an increase of 18.3% from prior year • The increase of $15.0 billion was primarily attributable to deployment of capital in funds across U.S. and European direct lending strategies and new commitments to the syndicated loans strategy AUM ($ in billions) FPAUM ($ in billions) $148.9 $144.3 $96.9 $13.2 $130.7 $12.5 $93.3 $8.0 $7.4 $11.3 $81.9 $25.5 $25.2 $7.0 $17.0 $23.5 $16.9 $17.1 $110.5 $106.3 $71.9 $95.9 $69.0 $57.8 Q4-18 Q3-19 Q4-19 Q4-18 Q3-19 Q4-19 Credit Private Equity Real Estate Credit Private Equity Real Estate 1. AUM amounts include funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of Ares Capital Corporation and a registered investment adviser ("IHAM"). 5

Management Fees by Duration and Fund Type For the year ended December 31, 2019: • 81% of management fees are earned from funds with three or more years remaining in duration • 90% of management fees are earned from permanent capital, closed end funds and CLOs Duration Fund Type 1 1% 11% 4% 7 2% 2 2% 7 11% % 7% 7% 7%7% 38% % 45% 81% 90% 22% 38% 18% 3% 2 3 4 0% % (2) Permanent Capital 10 or more years 7 to 9 years Closed End Funds Permanent Capital CLOs Differentiated 3 to 6 years Fewer than 3 years (1) Managed Accounts Open End Funds Other Managed Accounts Managed Accounts 1. Differentiated managed accounts have been managed by the firm for longer than three years, are investing in illiquid strategies or are co-investments structured to pay management fees. 2. CLOs are a type of closed end fund. 6

AUM and FPAUM by Duration As of December 31, 2019, approximately 70% of AUM and 71% of FPAUM had a duration longer than 3 years • At time of fund closing, the initial duration was greater than 7 years for approximately 73% of AUM AUM: $148.9 billion FPAUM: $96.9 billion 1 7 2% 2 7% 4% 4% % 12% 16% 7 18% 20% % 10% 6% 9% 70% 71% 8% 5% 13% 17% 35% 29% 2 3 4 0% % Differentiated (1) Permanent Capital 10 or more years 7 to 9 years 3 to 6 years Fewer Than 3 years Managed Accounts Managed Accounts 1. Differentiated managed accounts have been managed by the firm for longer than three years, are investing in illiquid strategies or are co-investments structured to pay management fees. 7

Available Capital and AUM Not Yet Earning Fees Available Capital as of December 31, 2019 was $34.6 billion, a decrease of 9.2% from prior year • The decrease of $3.5 billion was driven primarily by net deployment in U.S. and European direct lending, corporate private equity, and alternative credit funds AUM Not Yet Earning Fees as of December 31, 2019 was $27.1 billion, a decrease of 3.7% from prior year • The decrease of $1.0 billion was driven primarily by deployment in the European direct lending strategy, offset by new commitments across the special opportunities strategy and Real Estate Group funds Available Capital ($ in millions) AUM Not Yet Earning Fees ($ in millions) $38,075 $28,180 $26,370 $27,147 $4,466 $33,813 $34,582 $1,681 $2,583 $1,691 $2,603 $5,079 $5,297 $2,505 $6,747 $2,051 $4,294 $5,270 $24,808 $21,716 $22,059 $26,862 $24,440 $24,015 Q4-18 Q3-19 Q4-19 Q4-18 Q3-19 Q4-19 Credit Private Equity Real Estate Credit Private Equity Real Estate 8

# AUM Not Yet Earning Fees

**As of December 31, 2019, AUM Not Yet Earning Fees of $27.1 billion could generate approximately $255.6 million in potential incremental annual management fees, of which $233.5 million relates to the $25.2 billion of AUM available for future deployment[(1)]**

- The $25.2 billion of AUM Not Yet Earning Fees available for future deployment includes approximately $18.5 billion relating to U.S. and European direct lending funds, $2.3 billion in alternative credit funds and $2.1 billion in our Real Estate Group funds

| AUM Not Yet Earning Fees: $27.1 billion | AUM Not Yet Earning Fees Available for Future Deployment: $25.2 billion |
|---|---|



$292
$1,634
$25,221

($ in millions)

Capital Available for Future Deployment
Capital Available for Deployment for Follow-on Investments[(2)]
Funds in or Expected to Be in Wind-down

*$25.2 billion of AUM Not Yet Earning Fees was available for future deployment*



$2,136
$1,743
$21,342

($ in millions)

Credit Private Equity Real Estate

1. No assurance can be made that such results will be achieved. Assumes the AUM Not Yet Earning Fees as of December 31, 2019 is invested and such fees are paid on an annual basis. Does not reflect any associated reductions in management fees from certain existing funds, some of which may be material. There is no assurance such capital will be invested. Reference to $255.6 million includes approximately $27.4 million in potential incremental management fees from deploying undrawn/available credit facilities at ARCC (in excess of its current leverage up to its target leverage of 1.25x debt to equity). Effective June 21, 2019, ARCC increased its target leverage to a range of 0.9x to 1.25x debt to equity, as provided for in the 2018 Small Business Credit Availability Act. No assurance can be made that such capital will be invested. Note that no potential ARCC Part I Fees are reflected in any of the amounts above.

2. Capital available for deployment for follow-on investments represents capital committed to funds that are past their investment periods but have capital available to be called for follow-on investments in existing portfolio companies. As of December 31, 2019, capital available for deployment for follow-on investments could generate approximately $22.0 million in potential management fees. There is no assurance such capital will be invested.

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# Incentive Eligible AUM and Incentive Generating AUM

**Incentive Eligible AUM as of December 31, 2019 was $87.4 billion, an increase of 11.6% from prior year**

- The increase of $9.1 billion was primarily driven by capital raising across the U.S. direct lending, special opportunities, European real estate equity and alternative credit strategies

**Incentive Generating AUM[1] as of December 31, 2019 was $41.2 billion, an increase of 8.4% from prior year**

- The increase was primarily driven by ACOF V exceeding its hurdle rate in our Private Equity Group, as well as deployment of capital within funds that are generating returns in excess of their hurdle rates as of December 31, 2019

**Of the $61.8 billion of Incentive Eligible AUM that is currently invested, 66.6% is Incentive Generating**

- Excluding the ARCC Part II Fees[2] that are based on capital gains from the largely debt oriented ARCC portfolio, 87.0% of Incentive Eligible AUM that is currently invested is Incentive Generating

## Incentive Eligible AUM



($ in millions)
$78,378
$7,515
$18,913
$51,950
$86,226
$7,784
$21,417
$57,025
$87,432
$8,399
$21,312
$57,721
Q4-18
Q3-19
Q4-19
Credit
Private Equity
Real Estate

## Q4-19 Incentive Generating to Incentive Eligible AUM Reconciliation

($ in millions)

| | Credit | Private Equity | Real Estate | Total |
|---|---|---|---|---|
| **Incentive Generating AUM** | **$22,676** | **$14,833** | **$3,668** | **$41,177** |
| + Uninvested IEAUM | 16,861 | 5,055 | 3,672 | 25,588 |
| + IEAUM below hurdle | 3,663 | 1,424 | 1,059 | 6,146 |
| + ARCC Part II Fees below Hurdle[2] | 14,521 | — | — | 14,521 |
| **Incentive Eligible AUM** | **$57,721** | **$21,312** | **$8,399** | **$87,432** |

1. Incentive Generating AUM includes $5.4 billion of AUM from funds generating unrealized incentive income that is not recognized as revenue by Ares until such fees are crystallized or no longer subject to reversal.

2. ARCC Part II Fees are paid in arrears as of the end of each calendar year when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of Part II Fees paid in all prior years since inception. As of December 31, 2019, this calculation resulted in ARCC being below the required hurdle for payment to Ares of any ARCC Part II Fees by 0.6% of the value of the underlying portfolio.

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Capital Deployment(1) Q4-19 Capital Deployment Breakdown: $5.1 billion • Total Gross Invested Capital for the year ended December 31, 2019 was $27.4 billion compared to $22.4 billion for the year ended December 31, 2018 ($ in millions) • Of the total amount, $21.5 billion was related to deployment in our drawdown funds compared to $17.2 billion for the same period in $738 2018 $204 • Total Gross Invested Capital during Q4-19 of $5.1 billion compared to $5.4 billion in Q4-18 $4,171 • Of the total amount, $4.0 billion was related to deployment in our drawdown funds compared to $4.6 billion for the same period in 2018 Credit Private Equity Real Estate FY- 19 Capital Deployment in Drawdown Funds: Q4-19 Capital Deployment by Type: $5.1 billion $21.5 billion FY- 19 $21,460 ($ in millions) ($ in millions) $2,525 (2) $17,156 $1,143 $1,299 $4,576 $4,438 $3,970 $14,359 $11,419 FY 18 FY 19 Drawdown Funds Non-drawdown Funds(2) Credit Private Equity Real Estate 1. Capital deployment figures exclude deployment from permanent capital vehicles. 2. Non-drawdown funds amounts includes new capital deployed by managed accounts and CLOs but excludes recycled capital. 11

GAAP Statements of Operations $ in thousands, except share data Quarter Ended December 31, Year Ended December 31, 2019 2018 2019 2018 Revenues Management fees (includes ARCC Part I Fees of $48,060, $164,396, $37,145, $128,805 for the quarter and year ended December 31, 2019, and 2018, respectively) $265,321 $214,431 $979,417 $802,502 Carried interest allocation 118,064 (30,177) 621,872 42,410 Incentive fees 40,450 49,697 69,197 63,380 Principal investment income (loss) 10,563 (771) 56,555 (1,455) Administrative, transaction and other fees 2,531 14,252 38,397 51,624 Total revenues 436,929 247,432 1,765,438 958,461 Expenses Compensation and benefits 168,120 151,155 653,352 570,380 Performance related compensation 108,757 (225) 497,181 30,254 General, administrative and other expenses 74,231 60,441 270,219 215,964 Expenses of Consolidated Funds 11,180 4,503 42,045 53,764 Total expenses 362,288 215,874 1,462,797 870,362 Other income (expense) Net realized and unrealized gains (losses) on investments 4,035 (9,854) 9,554 (1,884) Interest and dividend income 1,980 517 7,506 7,028 Interest expense (3,598) (4,360) (19,671) (21,448) Other income (expense), net (6,270) 636 (7,840) (851) Net realized and unrealized gains (losses) on investments of Consolidated Funds 11,880 (28,422) 15,136 (1,583) Interest and other income of Consolidated Funds 92,287 87,758 395,599 337,875 Interest expense of Consolidated Funds (73,694) (58,953) (277,745) (222,895) Total other income (expense) 26,620 (12,678) 122,539 96,242 Income before taxes 101,261 18,880 425,180 184,341 Income tax expense 16,786 2,543 52,376 32,202 Net income 84,475 16,337 372,804 152,139 Less: Net income (loss) attributable to non-controlling interests in Consolidated Funds (2,174) (2,906) 39,704 20,512 Less: Net income attributable to non-controlling interests in Ares Operating Group entities 48,184 7,306 184,216 74,607 Net income attributable to Ares Management Corporation 38,465 11,937 148,884 57,020 Less: Series A Preferred Stock dividends paid 5,425 5,425 21,700 21,700 Net income attributable to Ares Management Corporation Class A common stockholders $33,040 $6,512 $127,184 $35,320 Net income attributable to Ares Management Corporation per share of Class A common stock Basic $0.27 $0.05 $1.11 $0.30 Diluted $0.25 $0.05 $1.06 $0.30 Weighted-average shares of Class A common stock: Basic 114,943,915 101,526,367 107,914,953 96,023,147 Diluted 130,178,066 101,526,367 119,877,429 96,023,147 12

# RI and Other Measures Financial Summary

| $ in thousands, except share data (and as otherwise noted) | Quarter Ended December 31, | | | Year Ended December 31, | | |
|---|---|---|---|---|---|---|
| | 2019 | 2018 | % Change | 2019 | 2018 | % Change |
| Management fees[1] | $273,261 | $223,952 | 22% | $1,012,530 | $836,744 | 21% |
| Other fees | 5,049 | 7,122 | (29)% | 18,078 | 24,288 | (26)% |
| Compensation and benefits expenses[2] | (136,960) | (122,768) | 12% | (528,207) | (456,255) | 16% |
| General, administrative and other expenses[3] | (52,659) | (39,906) | 32% | (178,742) | (149,465) | 20% |
| Fee Related Earnings | $88,691 | $68,400 | 30% | $323,659 | $255,312 | 27% |
| Realized net performance income | $76,743 | $51,100 | 50% | $112,136 | $105,610 | 6% |
| Realized net investment income | 40,702 | 4,351 | NM | 67,691 | 34,474 | 96% |
| Realized Income | $206,136 | $123,851 | 66% | $503,486 | $395,396 | 27% |
| **After-tax Realized Income, net of Series A Preferred Stock dividends[4]** | **$180,084** | **$106,342** | **69%** | **$436,666** | **$345,926** | **26%** |
| After-tax Realized Income per share of Class A common stock, net of Series A Preferred Stock dividends[5] | $0.67 | $0.41 | 63% | $1.67 | $1.42 | 18% |
| Other Data | | | | | | |
| **Total Fee Revenue[6]** | **$355,053** | **$282,174** | **26%** | **$1,142,744** | **$966,642** | **18%** |
| **Effective management fee rate[7]** | **1.12 %** | **1.08 %** | **4%** | **1.10 %** | **1.07 %** | **3%** |

1. Includes ARCC Part I Fees of $48.1 million and $164.4 million for the quarter and year ended December 31, 2019, respectively, and $37.1 million and $128.8 million for the quarter and year ended December 31, 2018, respectively.
2. Includes compensation and benefits expenses attributable to the Operations Management Group of $38.4 million and $139.2 million for the quarter and year ended December 31, 2019, respectively, and $32.0 million and $124.8 million for the quarter and year ended December 31, 2018, respectively, which are not allocated to an operating segment.
3. Includes G&A expenses attributable to Operations Management Group of $29.4 million and $91.3 million for the quarter and year ended December 31, 2019, respectively, and $19.3 million and $75.0 million for the quarter and year ended December 31, 2018, respectively, which are not allocated to an operating segment. Included in these amounts for the quarter and year ended December 31, 2019 is approximately $6.5 million of costs pertaining to an ongoing SEC matter relating to certain of our compliance policies and procedures. We have been cooperating with the SEC, and we believe that this matter is nearing resolution and that the majority of the related expenses are reflected in our results for the year ended December 31, 2019.
4. For the quarter and years ended December 31, 2019 and 2018, after-tax Realized Income includes current income tax related to: (i) realized performance income of $13.9 million, $21.0 million, and $5.9 million, $14.4 million, respectively and (ii) FRE of $6.7 million, $24.2 million, and $6.1 million, $13.4 million, respectively. Of the current tax related to FRE, this includes (a) entity level taxes of $5.7 million, $10.4 million, and $0.8 million, $7.0 million, respectively, and (b) corporate level tax expense of $1.0 million, $13.7 million, and $5.3 million, $6.3 million, respectively.
5. Calculation of after-tax Realized Income per share of Class A common stock uses total average shares of Class A common stock outstanding and proportional dilutive effects of the Ares' equity-based awards. See slide 32 for additional details.
6. Total Fee Revenue is calculated as the total of management fees, other fees and realized net performance income.
7. Effective management fee rate represents the quotient of management fees and the aggregate fee bases for the periods presented. The effective rate shown excludes the effect of one-time catch-up fees.

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# GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis

| $ in thousands | Quarter Ended December 31, 2019 | Quarter Ended December 31, 2018 | Year Ended December 31, 2019 | Year Ended December 31, 2018 |
|---|---|---|---|---|
| **Realized Income and Fee Related Earnings:** | | | | |
| **Income before taxes** | **$101,261** | **$18,880** | **$425,180** | **$184,341** |
| Adjustments: | | | | |
| Depreciation and amortization expense[1] | 4,993 | 4,853 | 40,602 | 25,087 |
| Equity compensation expense[2] | 23,717 | 22,190 | 97,691 | 89,724 |
| Acquisition and merger-related expense | 5,509 | 2,955 | 16,266 | 2,936 |
| Deferred placement fees | 6,987 | 10,633 | 24,306 | 20,343 |
| Other (income) expense, net[3] | — | (75) | (460) | 13,489 |
| Net expense of non-controlling interests in consolidated subsidiaries | 343 | 1,165 | 2,951 | 3,343 |
| (Income) loss before taxes of non-controlling interests in Consolidated Funds, net of eliminations | 2,004 | 2,857 | (39,174) | (20,643) |
| Unconsolidated performance (income) loss - unrealized | 123,269 | 119,988 | (303,142) | 247,212 |
| Unconsolidated performance related compensation - unrealized | (105,137) | (89,049) | 206,799 | (221,343) |
| Unconsolidated net investment loss - unrealized | 43,190 | 29,454 | 32,467 | 50,907 |
| **Realized Income** | **$206,136** | **$123,851** | **$503,486** | **$395,396** |
| Unconsolidated performance income - realized | $(290,637) | $(139,924) | $(402,518) | $(357,207) |
| Unconsolidated performance related compensation - realized | 213,894 | 88,824 | 290,382 | 251,597 |
| Unconsolidated net investment income - realized | (40,702) | (4,351) | (67,691) | (34,474) |
| **Fee Related Earnings** | **$88,691** | **$68,400** | **$323,659** | **$255,312** |

Note: This table is a reconciliation of income before provision for income taxes on a GAAP basis to RI and FRE on an unconsolidated basis, which reflects the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding.

1. The year ended December 31, 2019 includes a $20.0 million non-cash impairment charge on certain intangible assets.
2. For the quarters and the years ended December 31, 2019 and 2018, equity compensation expense was attributable to the following: (i) IPO awards and other non-recurring awards of $8.0 million, $39.0 million and $13.7 million, $53.7 million, respectively; (ii) annual bonus awards of $6.8 million, $27.7 million and $4.4 million, $19.0 million, respectively; and (iii) discretionary awards of $8.9 million, $30.9 million and $4.1 million, $17.0 million, respectively.
3. The year ended December 31, 2018 includes a $11.8 million payment to ARCC for rent and utilities for the years ended 2017, 2016, 2015 and 2014, and the first quarter of 2018.

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# GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont'd)

| $ in thousands | Quarter Ended December 31, | | Year Ended December 31, | |
|---|---|---|---|---|
| | 2019 | 2018 | 2019 | 2018 |
| **Performance income and net investment income reconciliation:** | | | | |
| Carried interest allocation | $118,064 | $(30,177) | $621,872 | $42,410 |
| Incentive fees | 40,450 | 49,697 | 69,197 | 63,380 |
| **Carried interest allocation and incentive fees** | **$158,514** | **$19,520** | **$691,069** | **$105,790** |
| Performance income - realized earned from Consolidated Funds | $8,667 | $— | $13,851 | $4,000 |
| Performance income - reclass[(1)] | 187 | 416 | 740 | 205 |
| Unconsolidated performance (income) loss - unrealized | 123,269 | 119,988 | (303,142) | 247,212 |
| **Performance income - realized** | **$290,637** | **$139,924** | **$402,518** | **$357,207** |

| | | | | |
|---|---|---|---|---|
| **Total consolidated other income** | **$26,620** | **($12,678)** | **$122,539** | **$96,242** |
| Net investment income from Consolidated Funds | (27,897) | (3,441) | (130,396) | (115,151) |
| Performance income - reclass [(1)] | (187) | (416) | (740) | (205) |
| Principal investment income (loss) | (1,016) | (8,497) | 44,320 | 1,047 |
| Other (income) expense, net | — | (75) | (460) | 1,653 |
| Other (income) loss of non-controlling interests in consolidated subsidiaries | (8) | 4 | (39) | (19) |
| Investment loss - unrealized | 37,957 | 29,763 | 24,542 | 50,809 |
| Interest and other investment (income) loss - unrealized | 5,233 | (309) | 7,925 | 98 |
| **Total realized net investment income** | **$40,702** | **$4,351** | **$67,691** | **$34,474** |

Note: These tables reconcile consolidated carried interest allocation and incentive fees reported in accordance with GAAP to unconsolidated realized performance income and consolidated GAAP other income to unconsolidated realized net investment income. These reconciliations show the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding.

1. Related to performance income for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within net realized and unrealized gain on investments in Ares' Consolidated Statements of Operations.

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# Credit Group[1]

- Management and other fees increased 29% and 24% for Q4-19 and FY-19, respectively, compared to Q4-18 and FY-18, primarily driven by deployment in funds in the U.S. and European direct lending strategies
- Fee Related Earnings increased by 41% and 27% for Q4-19 and FY-19, respectively, compared to Q4-18 and FY-18, primarily driven by higher management fees
- Realized Income increased by 36% and 27% for Q4-19 and FY-19, respectively, compared to Q4-18 and FY-18, primarily driven by increases in Fee Related Earnings and by increases in realized net investment income in the U.S. direct lending strategy

## Financial Summary and Highlights[2]

| $ in thousands | Q4-19 | Q4-18 | % Change | FY 2019 | FY 2018 | % Change |
|---|---|---|---|---|---|---|
| Management and other fees[3] | $205,038 | $158,855 | 29% | $730,977 | $588,146 | 24% |
| **Fee Related Earnings** | **$121,031** | **$86,135** | **41%** | **$414,212** | **$325,153** | **27%** |
| Realized net performance income | $26,737 | $25,035 | 7% | $42,801 | $45,729 | (6)% |
| Realized net investment income | 4,836 | 995 | NM | 14,630 | 1,456 | NM |
| **Realized Income** | **$152,604** | **$112,165** | **36%** | **$471,643** | **$372,338** | **27%** |
| **AUM ($ in billions)** | **$110.5** | **$95.9** | **15%** | | | |
| **FPAUM ($ in billions)** | **$71.9** | **$57.8** | **24%** | | | |

**27%**
FY-19 increase in Fee Related Earnings

**24%**
FY-19 increase in FPAUM

**European Direct Lending: 12.0%[4]**
**High Yield: 16.1%[5]**
**Syndicated Loans: 10.7%[5]**
FY-19 gross returns

Note: Past performance is not indicative of future results. The Credit Group had ~270 investment professionals, ~1,700 portfolio companies and ~150 active funds as of December 31, 2019.

1. Segment results are shown before the unallocated support costs of the Operations Management Group that are reflected on "Financial Details - Segments" on slides 23-24.
2. This table is a financial summary only. See slide 23-24 for complete financial results.
3. Includes ARCC Part I Fees of $48.1 million and $37.1 million for the quarters ended December 31, 2019 and 2018, respectively, and $164.4 million and $128.8 million for the years ended December 31, 2019 and 2018, respectively. Excluding Q4-19, the amounts are net of the $10 million quarterly ARCC–ACAS transaction fee waiver, which was effective through Q3-19.
4. The gross return for European direct lending was 3.6% for Q4-19. The net returns for European direct lending were 2.7% and 8.6% for Q4-19 and FY-19, respectively. Gross and net returns for European direct lending are represented by a composite made up of the ACE II, ACE III and ACE IV levered Euro-denominated feeder funds. The gross and net returns for the composite made up of the ACE II and ACE III U.S. dollar denominated feeder funds were 2.9% and 2.0% for Q4-19 and 12.7% and 9.3% for FY-19. Returns presented above are shown for the Euro-denominated composite as this is the base denomination of the funds. Composite returns are calculated by asset-weighting the underlying fund-level returns. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, other expenses and taxes, as applicable. Net returns are reduced by applicable management fees, carried interest, as applicable, and other expenses. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.
5. Gross performance returns: 2.3% for U.S. syndicated loan funds and 2.7% for U.S. high yield funds for Q4-19. Net performance returns: 2.1% and 10.2% for U.S. syndicated loan funds for Q4-19 and FY-19 and 2.5% and 15.6% for U.S. high yield funds for Q4-19 and FY-19. Performance for syndicated loans is represented by the U.S. Bank Loan Aggregate Composite which includes all actual, fully discretionary, fee-paying, funds that are benchmarked to the Credit Suisse Leveraged Loan Index and primarily invested in USD denominated banks loans. Such funds may have limited allocations to high yield and structured securities. Performance for high yield is represented by the U.S. high yield Composite which includes all actual, fully discretionary, fee-paying, separately managed funds that primarily invest in U.S. high yield fixed income securities and are benchmarked to the BofA Merrill Lynch US High Yield Master II Constrained Index, or a similar index. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.

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# Private Equity Group[1]

- Management and other fees increased by 5% and 6% for Q4-19 and FY-19, respectively, compared to Q4-18 and FY-18, primarily driven by new commitments in our energy opportunities fund and deployment in our special opportunities fund
- Fee Related Earnings increased by 20% and 8% for Q4-19 and FY-19, respectively, compared to Q4-18 and FY-18, driven by higher management fees and by lower operating expense for Q4-19 compared to Q4-18
- Realized Income increased by $81.8 million and $62.0 million for Q4-19 and FY-19, respectively, compared to Q4-18 and FY-18, primarily driven by increased monetization activity in ACOF III

## Financial Summary and Highlights[2]

| $ in thousands | Q4-19 | Q4-18 | % Change | FY 2019 | FY 2018 | % Change |
|---|---|---|---|---|---|---|
| Management and other fees | $53,534 | $50,815 | 5% | $211,776 | $199,190 | 6% |
| **Fee Related Earnings** | **$32,391** | **$27,057** | **20%** | **$114,419** | **$106,036** | **8%** |
| Realized net performance income | $40,390 | $430 | NM | $52,889 | $28,056 | 89% |
| Realized net investment income (loss) | 35,435 | (1,117) | NM | 45,256 | 16,440 | 175% |
| **Realized Income** | **$108,216** | **$26,370** | **NM** | **$212,564** | **$150,532** | **41%** |
| **AUM ($ in billions)** | **$25.2** | **$23.5** | **7%** | | | |
| **FPAUM ($ in billions)** | **$17.0** | **$17.1** | **(1)%** | | | |

**8%**

FY-19 increase in Fee Related Earnings

**41%**

FY-19 increase in Realized Income

**20.5%**

FY-19 Gross return in Corporate Private Equity portfolio[3]

Note: Past performance is not indicative of future results. The Private Equity Group had ~100 investment professionals, ~40 portfolio companies, ~50 infrastructure and power assets and ~20 active funds and related co-investment vehicles as of December 31, 2019.

1. Segment results are shown before the unallocated support costs of the Operations Management Group that are reflected on "Financial Details - Segments" on slides 23-24.
2. This table is a financial summary only. See slide 23-24 for complete financial results.
3. Performance for corporate private equity portfolio is represented by the ACOF I-V Aggregate, which is comprised of investments held by ACOF I, ACOF II, ACOF III, ACOF IV and ACOF V. Performance returns are gross asset-level time-weighted rates of return calculated on a quarterly basis. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, other expenses and taxes, if applicable. The gross return in corporate private equity portfolio is 2.6% for Q4-19. Net returns are reduced by applicable management fees, carried interest, as applicable, and other expenses. Net asset-level returns for corporate private equity portfolio was 2.1% for Q4-19 and 15.4% for FY-19. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.

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# Real Estate Group[1]

- Management and other fees decreased by 8% for Q4-19 compared to Q4-18, primarily driven by catch-up fees recognized in Q4-18 that did not occur in Q4-19. Management and other fees increased by 19% for FY-19 compared to FY-18, primarily driven by new commitments and $8.2 million in catch-up fees from EF V
- Fee Related Earnings decreased by 52% for Q4-19 compared to Q4-18, primarily driven by lower management fees and an increase in compensation expense. Fee Related Earnings increased by 6% for FY-19 compared to FY-18, primarily driven by higher management fees offset by an increase in compensation
- Realized Income decreased by 59% and 23% for Q4-19 and FY-19, respectively, compared to Q4-18 and FY-18, primarily driven by FY-18 having higher monetization activity

## Financial Summary and Highlights[2]

| $ in thousands | Q4-19 | Q4-18 | % Change | FY 2019 | FY 2018 | % Change |
|---|---|---|---|---|---|---|
| Management and other fees | $19,738 | $21,404 | (8)% | $87,855 | $73,696 | 19% |
| **Fee Related Earnings** | **$3,096** | **$6,477** | **(52)%** | **$25,482** | **$23,950** | **6%** |
| Realized net performance income | $9,616 | $25,635 | (62)% | $16,446 | $31,825 | (48)% |
| Realized net investment income | 1,112 | 1,803 | (38)% | 9,829 | 11,830 | (17)% |
| **Realized Income** | **$13,824** | **$33,915** | **(59)%** | **$51,757** | **$67,605** | **(23)%** |
| **AUM ($ in billions)** | **$13.2** | **$11.3** | **17%** | | | |
| **FPAUM ($ in billions)** | **$8.0** | **$7.0** | **14%** | | | |

**6%**
FY-19 increase in Fee Related Earnings

**17%**
FY-19 increase in AUM

**U.S. Equity: 16.8%**
**European Equity: 12.7%**
FY-19 Gross Returns[3]

Note: Past performance is not indicative of future results. The Real Estate Group had ~80 investment professionals, ~290 properties and ~40 active funds and related co-investment vehicles as of December 31, 2019.
1. Segment results are shown before the unallocated support costs of the Operations Management Group that are reflected on "Financial Details - Segments" on slides 23-24.
2. This table is a financial summary only. See slide 23-24 for complete financial results.
3. Returns are gross time-weighted rates of return and do not reflect the deduction of management fees, carried interest, as applicable, or fund expenses. Gross return for U.S. equity is represented by US IX and gross return for European equity is represented by EF IV. EF IV is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. Returns presented above are shown for the Euro-denominated composite as this is the base denomination of the funds. Gross returns do not reflect the deduction of management fees, carried interest, other expenses and taxes, as applicable. Gross returns for U.S. equity and European equity were 5.5% and 5.2% for Q4-19. Net returns are reduced by applicable management fees, carried interest, as applicable, and other expenses, if applicable. Net returns for U.S. equity and European equity were 3.6% and 4.9% for Q4-19 and 12.1% and 11.1%, for FY-19. The gross and net returns for the dollar denominated feeder fund for EF IV were 5.5% and 5.3% for Q4-19 and 14.1% and 12.4% for FY-19. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.

18

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# Realized Income per Share Data

| $ in thousands, except share data | Quarter Ended December 31, 2019 | Quarter Ended December 31, 2018 | Year Ended December 31, 2019 | Year Ended December 31, 2018 |
|---|---|---|---|---|
| **After-tax Realized Income, net of Series A Preferred Stock dividends** | | | | |
| Realized Income before taxes | $206,136 | $123,851 | $503,486 | $395,396 |
| Entity level foreign, state and local taxes | (5,720) | (820) | (10,436) | (7,033) |
| Series A Preferred Stock dividends[1] | (5,425) | (5,425) | (21,700) | (21,700) |
| **Realized Income, net of Series A Preferred Stock dividends** | **$194,991** | **$117,606** | **$471,350** | **$366,663** |
| Income taxes[2] | $(14,907) | $(11,264) | $(34,684) | $(20,737) |
| **After-tax Realized Income, net of Series A Preferred Stock dividends** | **$180,084** | **$106,342** | **$436,666** | **$345,926** |
| **After-tax Realized Income per share[3]** | **$0.73** | **$0.47** | **$1.83** | **$1.54** |
| | | | | |
| **After-tax Realized Income per share of Class A common stock** | | | | |
| Realized Income, net of Series A Preferred Stock dividends | $194,991 | $117,606 | $471,350 | $366,663 |
| x Average ownership % of Ares Operating Group | 49.63 % | 46.45 % | 48.34 % | 44.59 % |
| **Realized Income attributable to Class A common stockholders** | **$96,766** | **$54,630** | **$227,861** | **$163,491** |
| Income taxes[2] | $(14,907) | $(11,264) | $(34,684) | $(20,737) |
| **After-tax Realized Income attributable to Class A common stockholders** | **$81,859** | **$43,366** | **$193,177** | **$142,754** |
| **After-tax Realized Income per share of Class A common stock[4]** | **$0.67** | **$0.41** | **$1.67** | **$1.42** |

1. Ares had 12,400,000 shares of 7% Series A Preferred Stock outstanding as of December 31, 2019.
2. Amount represents the current corporate taxes paid by Ares for the periods presented and exclude the effects for the quarter and year ended December 31, 2019 of $(4.0) million and $7.8 million, respectively, of deferred income tax (benefit) expense primarily related to net unrealized performance income and net unrealized investment income. These effects have been excluded as net unrealized performance income and net unrealized investment income have been excluded from RI. For the purposes of evaluating after-tax FRE, we first allocate the taxes to realized performance income. Taxes are allocated to realized performance income based on our 23.9% statutory tax rate. The remaining portion of current corporate taxes is allocated to FRE. All differences between the current portion of taxable income and RI are attributed to FRE. For the quarter and year ended December 31, 2019, these differences created tax benefits that totaled $13.5 million and $38.1 million, respectively, and reduced our tax rate on FRE from 23.9% to 8.9% and 12.1%, respectively. The primary differences between the current portion of taxable income and RI are related to the timing of certain items, primarily vesting of equity awards, exercise of stock options, payment of placement fees, depreciation expense and amortization. FRE tax rates may fluctuate based on the total amount of realized performance income and the amount of timing differences between the current portion of taxable income and RI.
3. Weighted average shares used for RI of 246,855,777 includes the sum of shares of Class A common stock, Ares Operating Group Units that are exchangeable for shares of Class A common stock on a one-for-one basis and the dilutive effects of Ares' equity-based awards. Please refer to slide 32 in this presentation for further information.
4. Calculation of after-tax Realized Income per share of Class A common stock uses the total average shares of Class A common stock outstanding and the proportional dilutive effects of Ares' equity-based awards. See slide 32 for additional details.

19

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Balance Sheet • Substantial balance sheet value related to investments in Ares managed vehicles and net accrued performance income • As of December 31, 2019, our balance sheet included $138.4 million in cash and cash equivalents and $316.6 million in debt obligations with $70.0 million drawn against our $1.065 billion revolving credit facility • As of December 31, 2019, the fair value of our corporate investment portfolio was $528.7 million in accordance with GAAP. On an unconsolidated basis, our corporate investment portfolio was $710.6 million(1) • As of December 31, 2019, gross accrued performance income reported on a GAAP basis was $1,175.6 million. On an unconsolidated basis, our gross accrued performance income was $1,178.0 million • As of December 31, 2019, accrued performance income, net of performance related compensation reported on a GAAP basis and unconsolidated basis was $347.0 million and $348.2 million, respectively, representing increases of ~39% from December 31, 2018 Net Accrued Performance Income by Group FY 2018: $249.0 million FY 2019: $347.0 million(2) 23% 28% 32% 36% 40% 41% Credit Private Equity Real Estate 1. Unconsolidated investments includes investments of $181.9 million in Consolidated Funds that are eliminated upon consolidation for GAAP. Corporate investment portfolio excludes accrued carried interest allocation, a component of gross accrued performance income, of $1,135.0 million. 2. As of December 31, 2019, unconsolidated net performance income receivable by group was $348.2 million. Unconsolidated net performance income receivable includes $1.2 million of net performance income receivable of Consolidated Funds attributable to the Credit Group that is eliminated upon consolidation for GAAP. 20

# Corporate Data

## Board of Directors

**Michael Arougheti**
Co-Founder, Chief Executive Officer and President of Ares

**Antoinette Bush**
Executive Vice President and Global Head of Government Affairs of News Corp

**Kipp deVeer**
Head of Credit Group

**Paul G. Joubert**
Founding Partner of EdgeAdvisors and Investing Partner in Converge Venture Partners

**David Kaplan**
Co-Founder and Co-Chairman of Private Equity Group

**Michael Lynton**
Chairman of Snap Inc.

**Dr. Judy D. Olian**
President of Quinnipiac University

**Antony P. Ressler**
Co-Founder and Executive Chairman of Ares

**Bennett Rosenthal**
Co-Founder and Co-Chairman of Private Equity Group

## Executive Officers

**Michael Arougheti**
Co-Founder, Chief Executive Officer and President

**Ryan Berry**
Chief Marketing and Strategy Officer

**Kipp deVeer**
Head of Credit Group

**David Kaplan**
Co-Founder and Co-Chairman of Private Equity Group

**Michael McFerran**
Chief Operating Officer and Chief Financial Officer

**Antony P. Ressler**
Co-Founder and Executive Chairman

**Bennett Rosenthal**
Co-Founder and Co-Chairman of Private Equity Group

**Naseem Sagati Aghili**
General Counsel and Secretary

## Corporate Headquarters

2000 Avenue of the Stars
12th Floor
Los Angeles, CA 90067
Tel: (310) 201-4100
Fax: (310) 201-4170

## Corporate Counsel

**Kirkland & Ellis LLP**
Los Angeles, CA

## Independent Registered Public Accounting Firm

**Ernst & Young LLP**
Los Angeles, CA

## Research Coverage

**Bank of America Merrill Lynch**
Michael Carrier
(646) 855-5004

**Bank of Montreal**
James Fotheringham
(212) 885-4180

**Barclays**
Jeremy Campbell
(212) 526-9750

**Credit Suisse**
Craig Siegenthaler
(212) 325-3104

**Goldman Sachs**
Alexander Blostein
(212) 357-9976

**Jefferies**
Gerald O'Hara
(415) 229-1510

**JP Morgan**
Kenneth Worthington
(212) 622-6613

**Keefe, Bruyette & Woods**
Robert Lee
(212) 887-7732

**Morgan Stanley**
Michael Cyprys
(212) 761-7619

**Oppenheimer**
Chris Kotowski
(212) 667-6699

**RBC Capital Markets**
Kenneth Lee
(212) 905-5995

**UBS Investment Bank**
Adam Beatty
(212) 713-2481

**Wells Fargo Securities**
Christopher Harris
(212) 214-5009

## Investor Relations Contacts

**Carl Drake**
Partner/Head of Ares Management, LLC Public Investor Relations and Communications
Tel: (678) 538-1981
cdrake@aresmgmt.com

**Veronica Mayer**
Principal
Tel: (212) 808-1150
vmendiola@aresmgmt.com

**Cameron Rudd**
Vice President
Tel: (678) 538-1986
crudd@aresmgmt.com

**General IR Contact**
Tel (U.S.):
(800) 340-6597
Tel (International):
(212) 808-1101
IRARES@aresmgmt.com

Please visit our website at:
www.aresmgmt.com

## Transfer Agent

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11210
Tel: (877) 681-8121
Fax: (718) 236-2641
info@amstock.com
www.amstock.com

## Securities Listing

NYSE: ARES
NYSE: ARES.PRA

21

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Appendix

# Financial Details – Segments

| $ in thousands | Credit Group | Private Equity Group | Real Estate Group | Operations Management Group | Total[1] |
|---|---|---|---|---|---|
| | | Three Months Ended December 31, 2019 | | | |
| Management fees (Credit Group includes ARCC Part I Fees of $48,060) | $200,093 | $53,513 | $19,655 | $— | $273,261 |
| Other fees | 4,945 | 21 | 83 | — | 5,049 |
| Compensation and benefits | (68,579) | (16,546) | (13,389) | (38,446) | (136,960) |
| General, administrative and other expenses | (15,428) | (4,597) | (3,253) | (29,381) | (52,659) |
| **Fee Related Earnings** | **$121,031** | **$32,391** | **$3,096** | **($67,827)** | **$88,691** |
| Performance income—realized | $65,521 | $201,947 | $23,169 | $— | $290,637 |
| Performance related compensation—realized | (38,784) | (161,557) | (13,553) | — | (213,894) |
| **Realized net performance income** | **$26,737** | **$40,390** | **$9,616** | **$—** | **$76,743** |
| Investment income—realized | $1,795 | $35,683 | $979 | $— | $38,457 |
| Interest and other investment income (expense) —realized | 4,170 | 999 | 821 | (147) | 5,843 |
| Interest expense | (1,129) | (1,247) | (688) | (534) | (3,598) |
| **Realized net investment income (loss)** | **$4,836** | **$35,435** | **$1,112** | **$(681)** | **$40,702** |
| **Realized Income** | **$152,604** | **$108,216** | **$13,824** | **($68,508)** | **$206,136** |

| $ in thousands | Credit Group | Private Equity Group | Real Estate Group | Operations Management Group | Total[1] |
|---|---|---|---|---|---|
| | | Three Months Ended December 31, 2018 | | | |
| Management fees (Credit Group includes ARCC Part I Fees of $37,145) | $151,871 | $50,690 | $21,391 | $— | $223,952 |
| Other fees | 6,984 | 125 | 13 | — | 7,122 |
| Compensation and benefits | (59,944) | (19,358) | (11,483) | (31,983) | (122,768) |
| General, administrative and other expenses | (12,776) | (4,400) | (3,444) | (19,286) | (39,906) |
| **Fee Related Earnings** | **$86,135** | **$27,057** | **$6,477** | **($51,269)** | **$68,400** |
| Performance income—realized | $72,798 | $2,278 | $64,848 | $— | $139,924 |
| Performance related compensation—realized | (47,763) | (1,848) | (39,213) | — | (88,824) |
| **Realized net performance income** | **$25,035** | **$430** | **$25,635** | **$—** | **$51,100** |
| Investment income—realized | $63 | $25 | $1,463 | $3,132 | $4,683 |
| Interest and other investment income—realized | 2,522 | 613 | 887 | 6 | 4,028 |
| Interest expense | (1,590) | (1,755) | (547) | (468) | (4,360) |
| **Realized net investment income (loss)** | **$995** | **$(1,117)** | **$1,803** | **$2,670** | **$4,351** |
| **Realized Income** | **$112,165** | **$26,370** | **$33,915** | **($48,599)** | **$123,851** |

1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 14-15.

23

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# Financial Details – Segments

| $ in thousands | Credit Group | Private Equity Group | Real Estate Group | Operations Management Group | Total[1] |
|---|---|---|---|---|---|
| | Year Ended December 31, 2019 | | | | |
| Management fees (includes ARCC Part I Fees of $164,396) | $713,853 | $211,614 | $87,063 | $— | $1,012,530 |
| Other fees | 17,124 | 162 | 792 | — | 18,078 |
| Compensation and benefits | (261,662) | (78,259) | (49,124) | (139,162) | (528,207) |
| General, administrative and other expenses | (55,103) | (19,098) | (13,249) | (91,292) | (178,742) |
| **Fee Related Earnings** | **$414,212** | **$114,419** | **$25,482** | **($230,454)** | **$323,659** |
| Performance income—realized | $104,442 | $264,439 | $33,637 | $— | $402,518 |
| Performance related compensation—realized | (61,641) | (211,550) | (17,191) | — | (290,382) |
| **Realized net performance income** | **$42,801** | **$52,889** | **$16,446** | **$—** | **$112,136** |
| Investment income—realized | $2,457 | $47,696 | $8,020 | $— | $58,173 |
| Interest and other investment income (expense) —realized | 18,670 | 5,046 | 5,633 | (160) | 29,189 |
| Interest expense | (6,497) | (7,486) | (3,824) | (1,864) | (19,671) |
| **Realized net investment income (loss)** | **$14,630** | **$45,256** | **$9,829** | **$(2,024)** | **$67,691** |
| **Realized Income** | **$471,643** | **$212,564** | **$51,757** | **($232,478)** | **$503,486** |

| $ in thousands | Credit Group | Private Equity Group | Real Estate Group | Operations Management Group | Total[1] |
|---|---|---|---|---|---|
| | Year Ended December 31, 2018 | | | | |
| Management fees (includes ARCC Part I Fees of $128,805) | $564,899 | $198,182 | $73,663 | $— | $836,744 |
| Other fees | 23,247 | 1,008 | 33 | — | 24,288 |
| Compensation and benefits | (218,148) | (74,672) | (38,623) | (124,812) | (456,255) |
| General, administrative and other expenses | (44,845) | (18,482) | (11,123) | (75,015) | (149,465) |
| **Fee Related Earnings** | **$325,153** | **$106,036** | **$23,950** | **($199,827)** | **$255,312** |
| Performance income—realized | $121,270 | $139,820 | $96,117 | $— | $357,207 |
| Performance related compensation—realized | (75,541) | (111,764) | (64,292) | — | (251,597) |
| **Realized net performance income** | **$45,729** | **$28,056** | **$31,825** | **$—** | **$105,610** |
| Investment income—realized | $2,492 | $17,816 | $11,409 | $4,790 | $36,507 |
| Interest and other investment income —realized | 10,350 | 4,624 | 2,257 | 2,184 | 19,415 |
| Interest expense | (11,386) | (6,000) | (1,836) | (2,226) | (21,448) |
| **Realized net investment income** | **$1,456** | **$16,440** | **$11,830** | **$4,748** | **$34,474** |
| **Realized Income** | **$372,338** | **$150,532** | **$67,605** | **($195,079)** | **$395,396** |

1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 14-15.

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# AUM and FPAUM Rollforward

**Q4-19 Total AUM Rollforward ($ in millions)**

| | Credit | Private Equity | Real Estate | Total |
|---|---|---|---|---|
| **Q3-19 Ending Balance** | **$106,302** | **$25,515** | **$12,481** | **$144,298** |
| Commitments | 3,757 | 1,857 | 840 | 6,454 |
| Capital reductions | (558) | (2) | — | (560) |
| Distributions | (556) | (2,530) | (367) | (3,453) |
| Redemptions | (256) | (2) | — | (258) |
| Changes in fund value | 1,854 | 328 | 253 | 2,435 |
| **Q4-19 Ending Balance** | **$110,543** | **$25,166** | **$13,207** | **$148,916** |
| **QoQ change** | **$4,241** | **($349)** | **$726** | **$4,618** |

**FY-19 Total AUM Rollforward ($ in millions)**

| | Credit | Private Equity | Real Estate | Total |
|---|---|---|---|---|
| **Q4-18 Ending Balance** | **$95,836** | **$23,487** | **$11,340** | **$130,663** |
| Commitments | 17,276 | 3,176 | 2,993 | 23,445 |
| Capital reductions | (1,765) | (7) | (90) | (1,862) |
| Distributions | (2,186) | (3,804) | (1,598) | (7,588) |
| Redemptions | (2,318) | (2) | — | (2,320) |
| Changes in fund value | 3,700 | 2,316 | 562 | 6,578 |
| **Q4-19 Ending Balance** | **$110,543** | **$25,166** | **$13,207** | **$148,916** |
| **YoY change** | **$14,707** | **$1,679** | **$1,867** | **$18,253** |

**Q4-19 Total FPAUM Rollforward ($ in millions)**

| | Credit | Private Equity | Real Estate | Total |
|---|---|---|---|---|
| **Q3-19 Ending Balance** | **$68,981** | **$16,920** | **$7,416** | **$93,317** |
| Commitments | 897 | 120 | 290 | 1,307 |
| Subscriptions/deployment/increase in leverage | 2,277 | 1,345 | 435 | 4,057 |
| Capital reductions | (275) | (194) | (76) | (545) |
| Distributions | (490) | (904) | (148) | (1,542) |
| Redemptions | (255) | (1) | — | (256) |
| Changes in fund value | 984 | 3 | 82 | 1,069 |
| Change in fee basis | (239) | (249) | (36) | (524) |
| **Q4-19 Ending Balance** | **$71,880** | **$17,040** | **$7,963** | **$96,883** |
| **QoQ change** | **$2,899** | **$120** | **$547** | **$3,566** |

**FY-19 Total FPAUM Rollforward ($ in millions)**

| | Credit | Private Equity | Real Estate | Total |
|---|---|---|---|---|
| **Q4-18 Ending Balance** | **$57,847** | **$17,071** | **$6,952** | **$81,870** |
| Commitments | 4,997 | 362 | 1,080 | 6,439 |
| Subscriptions/deployment/increase in leverage | 13,674 | 2,019 | 1,269 | 16,962 |
| Capital reductions | (1,555) | (202) | (217) | (1,974) |
| Distributions | (2,285) | (1,364) | (650) | (4,299) |
| Redemptions | (2,606) | (1) | — | (2,607) |
| Changes in fund value | 2,181 | 3 | (16) | 2,168 |
| Change in fee basis | (373) | (848) | (455) | (1,676) |
| **Q4-19 Ending Balance** | **$71,880** | **$17,040** | **$7,963** | **$96,883** |
| **YoY change** | **$14,033** | **($31)** | **$1,011** | **$15,013** |

**Credit**

- AUM increased by 4.0% from Q3-19, primarily driven by new commitments to the U.S. direct lending, syndicated loans and European direct lending strategies
- FPAUM increased by 4.2% from Q3-19, primarily driven by deployment in U.S. and European direct lending funds paid on invested capital and new commitments to the syndicated loans strategy

**Private Equity**

- AUM decreased by 1.4% from Q3-19, driven by distributions and realizations across funds in the corporate private equity and infrastructure and power strategies
- FPAUM increased by 0.7% from Q3-19, driven by deployment in corporate private equity and special opportunities funds paid on invested capital and new commitments to the energy opportunities strategy

**Real Estate**

- AUM increased by 5.8% from Q3-19, driven by new commitments across funds in all three Real Estate Group strategies and net appreciation of portfolio holdings primarily in U.S. equity funds
- FPAUM increased by 7.4% from Q3-19, driven by deployment in real estate debt funds and new commitments to the U.S. equity strategy

25

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AUM and FPAUM by Strategy As of December 31, 2019 $ in billions AUM % AUM FPAUM % FPAUM Credit Syndicated Loans $22.3 20% $21.5 30% High Yield 3.5 3 3.5 5 Multi-Asset Credit 2.6 2 2.1 3 Alternative Credit 7.6 7 4.3 6 U.S. Direct Lending(1) 48.4 44 27.9 39 European Direct Lending 26.1 24 12.6 17 Credit $110.5 100% $71.9 100% Private Equity Corporate Private Equity ACOF V $8.5 34% $7.6 45% ACOF IV 5.5 22 2.4 14 AEVF 1.2 5 0.9 5 ACOF I-III 1.7 7 — — ACOF Asia 0.2 1 0.1 1 Infrastructure and Power EIF I-IV and Co-investment Vehicles 2.4 9 2.5 15 EIF V 0.9 3 0.8 4 Energy Opportunities Energy Opportunities 1.3 5 1.0 6 Special Opportunities Special Opportunities 3.5 14 1.7 10 Private Equity $25.2 100% $17.0 100% Real Estate U.S. Equity $3.8 29% $2.6 33% European Equity 4.6 35 3.8 48 Debt 4.8 36 1.6 19 Real Estate $13.2 100% $8.0 100% Total $148.9 $96.9 1. AUM includes ARCC, IHAM, and SDLP AUM of $16.6 billion, $4.6 billion, and $3.3 billion, respectively. ARCC’s wholly owned portfolio company, IHAM, an SEC registered investment adviser, manages 22 funds and serves as the sub-manager or sub-adviser for 2 other funds as of December 31, 2019. 26

Balance Sheet Investments by Strategy(1) $ in millions December 31, 2019 December 31, 2018 Credit Syndicated Loans(2) $104.7 $75.0 Multi-Asset Credit 29.5 3.4 Alternative Credit 21.0 19.5 U.S. Direct Lending 61.3 59.0 European Direct Lending 32.8 47.9 Credit $249.3 $204.8 Private Equity ACOF I - II $0.2 $3.4 ACOF III 24.8 81.7 ACOF IV 40.5 37.2 ACOF Asia 56.9 83.5 AEVF 29.2 — Energy Opportunities 9.7 1.7 Infrastructure and Power 43.8 30.5 Special Opportunities 60.5 37.8 Private Equity $265.6 $275.8 Real Estate U.S. Equity $85.8 $109.9 European Equity 15.5 16.5 Debt 42.9 18.1 Real Estate $144.2 $144.5 Operations Management Group Other $51.5 $46.4 Other $51.5 $46.4 Total $710.6 $671.5 1. As of December 31, 2019, the fair value of our corporate investment portfolio was $528.7 million in accordance with GAAP. Difference between GAAP and unconsolidated investments represents investments of $181.9 million in Consolidated Funds that are eliminated upon consolidation. Corporate investment portfolio excludes accrued carried interest allocation, a component of gross accrued performance income, of $1,135.0 million. 2. Through investments in Ares CLOs. Represents Ares' maximum exposure of loss from its investments in CLOs. 27

Significant Fund Performance Metrics The following table presents the performance data for the significant fund in the Credit Group that is not a drawdown fund: As of December 31, 2019 Returns (%)(1) Current Quarter Year-To-Date Since Inception(2) AUM Year of Inception ($ in millions) Gross Net Gross Net Gross Net Investment Strategy ARCC(3) 2004 $16,623 N/A 2.8% N/A 11.4% N/A 11.8% U.S. Direct Lending Note: Past performance is not indicative of future results. AUM and Net Returns are as of December 31, 2019 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes those that contributed at least 1% of total management fees for the year ended December 31, 2019 or comprised 1% or more of Ares' total FPAUM as of December 31, 2019, and for which we have sole discretion for investment decisions within the fund. Please see significant fund performance endnotes on slides 30-31 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund. ARCC is a publicly traded vehicle. 28

Significant Fund Performance Metrics (cont’d) The following table presents the performance data for our significant drawdown funds: As of December 31, 2019 Credit MOIC IRR Year of Original Capital Cumulative Realized Unrealized (4) (5) (6) (7) (8) (9) ($ in millions) Inception AUM Commitments Invested Capital Proceeds Value Total Value Gross Net Gross Net Primary Investment Strategy CSF III 2010 $1,175 $1,135 $1,209 $617 $1,153 $1,770 1.5x 1.5x 9.1% 7.8% European & U.S. Direct Lending (10) ACE III 2015 4,964 2,822 2,479 596 2,561 3,157 1.4x 1.3x 14.0% 10.2% European Direct Lending PCS 2017 3,627 3,365 1,898 161 1,914 2,075 1.2x 1.1x 13.0% 9.0% U.S Direct Lending (11) ACE IV Unlevered 2,851 1,446 35 1,502 1,537 1.1x 1.1x 12.5% 9.1% (11) 2018 9,653 European Direct Lending ACE IV Levered 4,819 2,412 84 2,568 2,652 1.1x 1.1x 18.4% 13.6% (12) SDL Unlevered 922 267 6 272 278 1.1x 1.0x 11.0% 7.4% (12) 2018 4,871 U.S Direct Lending SDL Levered 2,045 568 18 594 612 1.1x 1.1x 20.0% 12.7% Private Equity MOIC IRR Year of Original Capital Cumulative Realized Unrealized (1) (2) (3) (4) (5) (6) ($ in millions) Inception AUM Commitments Invested Capital Proceeds Value Total Value Gross Net Gross Net Primary Investment Strategy USPF IV 2010 $1,356 $1,688 $2,121 $1,385 $1,332 $2,717 1.3x 1.2x 7.2% 3.6% Infrastructure and Power ACOF IV 2012 5,511 4,700 4,214 3,117 4,803 7,920 1.9x 1.6x 18.6% 12.1% Corporate Private Equity EIF V 2015 872 801 795 287 748 1,035 1.3x 1.2x 17.1% 10.9% Infrastructure and Power (7) SSF IV 2015 1,608 1,515 3,181 1,754 1,467 3,221 1.0x 1.0x 1.1% (0.9)% Special Opportunities ACOF V 2017 8,524 7,850 5,672 303 6,508 6,811 1.2x 1.1x 14.6% 8.1% Corporate Private Equity AEOF 2018 1,254 1,120 733 9 913 922 1.3x 1.1x NA NA Energy Opportunities Real Estate MOIC IRR Year of Original Capital Cumulative Realized Unrealized (1) (2) (3) (4) (5) (6) ($ in millions) Inception AUM Commitments Invested Capital Proceeds Value Total Value Gross Net Gross Net Primary Investment Strategy (7) EF IV 2014 $918 $1,302 $1,143 $1,007 $816 $1,823 1.6x 1.4x 19.1% 13.8% European Real Estate Equity US IX 2017 1,051 1,040 769 35 778 813 1.1x 1.1x 13.4% 9.0% U.S. Real Estate Equity (8)* EF V 2018 1,954 1,968 397 42 398 440 1.1x 1.0x NA NA European Real Estate Equity Note: Past performance is not indicative of future results. AUM and Net Returns are as of December 31, 2019 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes those that contributed at least 1% of total management fees for the year ended December 31, 2019 or comprised 1% or more of Ares' total FPAUM as of December 31, 2019, and for which we have sole discretion for investment decisions within the fund. Please see significant fund performance endnotes on slides 30-31 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund. * We do not present fund performance metrics for significant funds with less than two years of investment performance, which begins on the date of the fund's first investment, except for those significant funds which pay management fees on invested capital, in which case performance is shown at the earlier of (i) the one year anniversary of the fund's first investment or (ii) the date on which the fund has invested at least 50% of its capital. 29

Significant Fund Performance Metrics Endnotes Credit 1. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. 2. Since inception returns are annualized. 3. Net returns are calculated using the fund's NAV and assume dividends are reinvested at the closest quarter-end NAV to the relevant quarterly ex-dividend dates. Additional information related to ARCC can be found in its financial statements filed with the SEC, which are not part of this presentation. 4. Realized proceeds represent the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 5. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 6. The gross multiple of invested capital (“MoIC”) is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest, other expenses and taxes, as applicable. 7. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/ or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees, carried interest, as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. The net MoIC would have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 8. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, other expenses and taxes, as applicable. 9. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest, as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would likely have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 10. ACE III is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the table are for the Euro denominated feeder fund. The gross and net IRR for the U.S. dollar denominated feeder fund are 14.7% and 10.8%, respectively. The gross and net MoIC for the U.S. dollar denominated feeder fund are 1.4x and 1.3x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE III are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 11. ACE IV is made up of four parallel funds, two denominated in Euros and two denominated in pound sterling: ACE IV (E) Unlevered, ACE IV (G) Unlevered, ACE IV (E) Levered, and ACE IV (G) Levered. The gross and net IRR and MoIC presented in the table are for ACE IV (E) Unlevered and ACE IV (E) Levered. Metrics for ACE IV (E) Levered are inclusive of a U.S. dollar denominated feeder fund, which has not been presented separately. The gross and net IRR for ACE IV (G) Unlevered are 14.1% and 9.5%, respectively. The gross and net MoIC for ACE IV (G) Unlevered are 1.1x and 1.1.x, respectively. The gross and net IRR for ACE IV (G) Levered are 19.2% and 13.7%, respectively. The gross and net MoIC for ACE IV (G) Levered are 1.1x and 1.1.x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE IV Unlevered and ACE IV Levered are for the combined levered and unlevered parallel funds and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 12. Gross and net fund-level IRRs for SDL Unlevered and SDL Levered do not represent an annualized return as the time elapsed from the date of the first capital call is less than one year. Private Equity 1. Realized proceeds represent the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. Realized proceeds exclude any proceeds related to bridge financings. 2. Unrealized value represents the fair market value of remaining investments. Unrealized value does not take into account any bridge financings. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. The gross MoIC is calculated at the investment-level and is based on the interests of all partners. The gross MoIC is before giving effect to management fees, carried interest, other expenses and taxes, as applicable. The gross MoIC for the corporate private equity funds is also calculated before giving effect to any bridge financings. Inclusive of bridge financings, gross MoIC would be 1.8x for ACOF IV and 1.2x for ACOF V. 4. The net MoIC for the infrastructure and power and SSF IV is calculated at the fund-level. The net MoIC for the corporate private equity funds is calculated at the investment level. For all funds, the net MoIC is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance fees. The net MoIC is after giving effect to management fees, carried interest, as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. The net MoIC would have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 30

Significant Fund Performance Metrics Endnotes (cont’d) Private Equity - Cont. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. For SSF IV, cash flows used in the gross IRR calculation are based on the actual dates of the cash flows. For all other funds, cash flows are assumed to occur at month-end. The gross IRRs are calculated before giving effect to management fees, carried interest, other expenses and taxes, as applicable. The gross IRR for the corporate private equity funds is also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the gross IRR would be 18.5% for ACOF IV and 14.2% for ACOF V. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses and exclude commitments by the general partner and Schedule I investors who do not pay either management fees or carried interest. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would have generally been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. In January 2017, a new team assumed portfolio management of SSF IV. In addition to presenting the cumulative performance measure for SSF IV, we have also adopted a new performance measurement called “SSF IV 2.0”. SSF IV 2.0 is a subset of SSF IV positions and is intended to provide insight into the new team’s cumulative investment performance. SSF IV 2.0 investments represent (i) existing and re-underwritten positions by the new team on January 1, 2017 and (ii) all new investments made by the new team since January 1, 2017. As part of the re-underwriting process, each liquid investment in the SSF IV portfolio was evaluated and a determination was made whether to continue to hold such investment in the SSF IV portfolio or dispose of such investment. At the same time, legacy illiquid investments have been excluded from the SSF IV 2.0 track record as it was not possible to dispose of such investments in the near-term due to their private, illiquid nature. Since January 2017, SSF IV 2.0 has generated gross and net internal rates of return of 12.3% and 8.2% through December 31, 2019, respectively. The IRR is an annualized since inception internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Cash flows used in the IRRs calculations are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, other expenses and taxes, as applicable. The net IRRs are calculated after giving effect to estimated management fees, carried interest and other expenses. Real Estate 1. Realized proceeds include distributions of operating income, sales and financing proceeds received. 2. Unrealized value represents the fair value of remaining investments. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. The gross MoIC is calculated at the investment level and is based on the interests of all partners. The gross MoIC for all funds is before giving effect to management fees, carried interest, other expenses and taxes, as applicable. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner which does not pay management fees, carried interest or has such fees rebated outside of the fund. The net MoIC is after giving effect to management fees, carried interest as applicable and other expenses. Net fund-level MoICs would generally likely have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. Cash flows used in the gross IRR calculation are assumed to occur at quarter-end. The gross IRRs are calculated before giving effect to management fees, carried interest, other expenses and taxes, as applicable. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying partners and, if applicable, exclude interests attributable to the non fee-paying partners and/or the general partner which does not pay management fees or carried interest or has such fees rebated outside of the fund. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally likely have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. EF IV is made up of two parallel funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net MoIC and gross and net IRRs presented in the table are for the Euro denominated parallel fund. The gross and net IRRs for the U.S. dollar denominated parallel fund are 18.8% and 13.8%, respectively. The gross and net MoIC for the U.S. dollar denominated parallel fund are 1.6x and 1.3x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of fund's closing. All other values for EF IV are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 8. EF V is made up of two parallel funds, one denominated in U.S. dollars and one denominated in Euros. The gross MoIC presented in the table is for the Euro denominated parallel fund. The gross and net MoIC for the U.S. dollar denominated parallel fund are 1.1x and 1.0x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of fund's closing. All other values for EF V are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 31

# Weighted Average Shares

| | Q4-19 | | Q4-18 | |
|---|---|---|---|---|
| | Total Shares | Common Shares, As Adjusted[3] | Total Shares | Common Shares, As Adjusted[3] |
| Weighted average shares of Class A common stock | 114,943,915 | 114,943,915 | 101,526,367 | 101,526,367 |
| Ares Operating Group Units exchangeable into shares of Class A common stock[1] | 116,677,711 | — | 117,036,696 | — |
| Dilutive effect of unvested restricted common units[2] | 9,931,985 | 4,928,847 | 6,387,967 | 2,967,330 |
| Dilutive effect of unexercised options[2] | 5,302,166 | 2,631,253 | 1,470,943 | 683,280 |
| **Total Weighted Average Shares Used For Realized Income[4]** | **246,855,777** | **122,504,015** | **226,421,973** | **105,176,977** |

1. Represents units exchangeable for shares of Class A common stock on a one-for-one basis.
2. We apply the treasury stock method to determine the dilutive weighted-average common shares represented by our restricted units to be settled in shares of Class A common stock and options to acquire shares of Class A common stock. Under the treasury stock method, compensation expense attributed to future services and not yet recognized is presumed to be used to acquire outstanding shares of Class A common stock, thus reducing the weighted-average number of shares and the dilutive effect of these awards.
3. Represents proportional dilutive impact based upon the weighted average percentage of Ares Operating Group owned by Ares Management Corporation (49.63% and 46.45% as of December 31, 2019 and 2018, respectively).
4. Excludes Class B common stock and Class C common stock as they are not entitled to any economic benefits of Ares in an event of dissolution, liquidation, or winding up of Ares.

32

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Additional Information AUM Mix by Investor Institutional Direct - 70%(2) Public Entity & Related l 725+ institutional investors (1) 12% l 200,000+ retail investors across our public funds (2) 26% Total Direct Institutional Investors: 878 18% 12% Pension Bank/ Private Bank Insurance 1% 5% 6% 11% Sovereign Wealth Investment Manager Other 9% Fund Endowment Public Entities and Institutional Related Intermediaries 1. Most recent data available as of January 21, 2020. 2. As of April 8, 2019 for ARCC, February 26, 2019 for ACRE and April 15, 2019 for ARDC. 33

RI and Other Measures –Financial Data(1) $ in thousands Year ended December 31, 2019 2018 2017 Credit Group(2) $713,853 $564,899 $481,466 Private Equity Group 211,614 198,182 198,498 Real Estate Group 87,063 73,663 64,861 Management fees $1,012,530 $836,744 $744,825 Other fees $18,078 $24,288 $22,431 Compensation and benefits expenses (528,207) (456,255) (413,735) General, administrative and other expense (178,742) (149,465) (136,531) Fee Related Earnings $323,659 $255,312 $216,990 Realized net performance income $112,136 $105,610 $75,457 Realized net investment income 67,691 34,474 32,993 Realized Income $503,486 $395,396 $325,440 Other Data Total Fee Revenue(3) $1,142,744 $966,642 $842,713 Management fees as % of total fees 89% 87% 88 % Fee Related Earnings as % of Realized Income 64% 65% 67% 1. Unconsolidated results represent the operating segments plus the Operation Management Group but exclude the effect of Consolidated Funds. 2. Includes ARCC Part I Fees of $164.4 million, $128.8 million and $105.5 million for the years ended December 31, 2019, 2018 and 2017, respectively. 3. Total Fee Revenue is calculated as the total of management fees, other fees and realized net performance income. 34

# GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis

| $ in thousands | Year ended December 31, 2019 | 2018 | 2017 |
|---|---|---|---|
| **Realized Income and Fee Related Earnings:** | | | |
| **Income before taxes** | **$425,180** | **$184,341** | **$149,859** |
| **Adjustments:** | | | |
| Depreciation and amortization expense[1] | 40,602 | 25,087 | 30,481 |
| Equity compensation expense | 97,691 | 89,724 | 69,711 |
| Acquisition and merger-related expense | 16,266 | 2,936 | 259,899 |
| Deferred placement fees | 24,306 | 20,343 | 19,765 |
| Other (income) expense, net[2] | (460) | 13,489 | (1,042) |
| Expense of non-controlling interests in consolidated subsidiaries | 2,951 | 3,343 | 1,739 |
| Income before taxes of non-controlling interests in Consolidated Funds, net of eliminations | (39,174) | (20,643) | (62,705) |
| Unconsolidated performance (income) loss - unrealized | (303,142) | 247,212 | (325,915) |
| Unconsolidated performance related compensation - unrealized | 206,799 | (221,343) | 237,392 |
| Unconsolidated net investment (income) loss - unrealized | 32,467 | 50,907 | (53,744) |
| **Realized Income** | **$503,486** | **$395,396** | **$325,440** |
| Unconsolidated performance fee income - realized | $(402,518) | $(357,207) | $(317,787) |
| Unconsolidated performance related compensation - realized | 290,382 | 251,597 | 242,330 |
| Unconsolidated net investment income - realized | (67,691) | (34,474) | (32,993) |
| **Fee Related Earnings** | **$323,659** | **$255,312** | **$216,990** |

Note: This table is a reconciliation of income before provision for income taxes on a consolidated basis to RI and FRE on unconsolidated basis, which reflects the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group.

1. The year ended December 31, 2019 includes a $20.0 million non-cash impairment charge on certain intangible assets.
2. The year ended December 31, 2018 includes a $11.8 million payment to ARCC for rent and utilities for the years ended 2017, 2016, 2015 and 2014, and the first quarter of 2018.

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# GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont'd)

| $ in thousands | Year ended December 31, 2019 | 2018 | 2017 |
|---|---|---|---|
| **Performance income and net investment income reconciliation:** | | | |
| Carried interest allocation | $621,872 | $42,410 | $620,454 |
| Incentive fees | 69,197 | 63,380 | 16,220 |
| **Carried interest allocation and incentive fees** | **$691,069** | **$105,790** | **$636,674** |
| Performance income - realized earned from Consolidated Funds | $13,851 | $4,000 | $8,089 |
| Performance income - reclass[1] | 740 | 205 | 1,936 |
| Unconsolidated performance (income) loss - unrealized | (303,142) | 247,212 | (325,915) |
| Performance income - unrealized earned from Consolidated Funds | — | — | (2,997) |
| **Performance income - realized** | **$402,518** | **$357,207** | **$317,787** |
| | | | |
| **Total consolidated other income** | **$122,539** | **$96,242** | **$174,674** |
| Net investment income from Consolidated Funds | (130,396) | (115,151) | (153,810) |
| Performance income - reclass [1] | (740) | (205) | (1,936) |
| Principal investment income | 44,320 | 1,047 | 89,031 |
| Change in value of contingent consideration | — | — | (20,156) |
| Other (income) expense, net | (460) | 1,653 | (1,042) |
| Other income of non-controlling interests in consolidated subsidiaries | (39) | (19) | (24) |
| Investment (income) loss - unrealized | 24,542 | 50,809 | (55,487) |
| Interest and other investment loss - unrealized | 7,925 | 98 | 1,743 |
| **Total realized net investment income** | **$67,691** | **$34,474** | **$32,993** |

Note: These tables reconcile consolidated carried interest allocation and incentive fees reported in accordance with GAAP to unconsolidated realized performance income and consolidated GAAP other income to unconsolidated realized net investment income. These reconciliations show the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding.

1. Related to performance income for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within net realized and unrealized gains (losses) on investments in Ares' Consolidated Statements of Operations.

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Glossary ARCC Part I Fees ARCC Part I Fees refers to a quarterly performance income on the net investment income from ARCC. Such fees from ARCC are classified as management fees as they are paid quarterly, predictable and recurring in nature, not subject to contingent repayment and are typically cash settled each quarter. ARCC Part II Fees ARCC Part II Fees refers to fees that are paid in arrears as of the end of each calendar year when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of ARCC Part II Fees paid in all prior years since inception. Ares Operating Group Ares Operating Group Unit refers to, collectively, a partnership unit in each of the Ares Operating Group entities. Units Assets Under Assets Under Management (or “AUM”) refers to the assets we manage. For our funds other than CLOs, our AUM represents the Management sum of the net asset value of such funds, the drawn and undrawn debt (at the fund-level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). For our funds that are CLOs, our AUM is equal to initial principal amounts adjusted for paydowns. AUM Not Yet Earning AUM Not Yet Earning Fees, also referred to as Shadow AUM, is our AUM that is not currently generating fees and is eligible to earn Fees management fees upon deployment. Available Capital Available Capital is comprised of uncalled committed capital and undrawn amounts under credit facilities and may include AUM that may be canceled or not otherwise available to invest (also referred to as "Dry Powder"). Consolidated Funds Consolidated Funds refers collectively to certain Ares-affiliated funds, related co-investment entities and certain CLOs that are required under GAAP to be consolidated in our consolidated financial statements. Fee Paying Assets Under Fee Paying AUM (or “FPAUM”) refers to the AUM from which we directly earn management fees. Fee Paying AUM is equal to the Management sum of all the individual fee bases of our funds that directly contribute to our management fees. Fee Related Earnings Fee Related Earnings (or “FRE”), a non-GAAP measure, is used to assess core operating performance by determining whether recurring revenue, primarily consisting of management fees, is sufficient to cover operating expenses and to generate profits. FRE differs from income before taxes computed in accordance with GAAP as it excludes performance income, performance related compensation, investment income from our Consolidated Funds and non-consolidated funds and certain other items that we believe are not indicative of our operating performance. Gross Invested Capital Gross Invested Capital refers to the aggregate amount of capital invested by our funds during a given period, and includes investments made by our draw-down funds and permanent capital vehicles (and affiliated funds) and new capital raised and invested by our open-ended managed accounts, sub-advised accounts and CLOs, but excludes capital that is reinvested (after receiving repayments of capital) by our open-ended managed accounts, sub-advised accounts and CLOs. 37

Glossary (cont’d) Incentive Eligible Assets Incentive Eligible AUM (or “IEAUM”) refers to the AUM of our funds from which performance income may be generated, regardless Under Management of whether or not they are currently generating performance income. It generally represents the NAV plus uncalled equity or total assets plus uncalled debt, as applicable, of our funds for which we are entitled to receive a performance income, excluding capital committed by us and our professionals (from which we generally do not earn performance income). With respect to ARCC's AUM, only ARCC Part II Fees may be generated from IEAUM. Incentive Generating Incentive Generating AUM (or “IGAUM”) refers to the AUM of our funds that are currently generating, on a realized or unrealized Assets Under basis, performance income. It generally represents the NAV or total assets of our funds, as applicable, for which we are entitled to Management receive performance income, excluding capital committed by us and our professionals (from which we generally do not earn performance income). ARCC is only included in IGAUM when Part II Fees are being generated. Net Inflows of Capital Net Inflows of Capital refers to net new commitments during the period, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts, as well as equity offerings by our publicly traded vehicles minus redemptions from our open-ended funds, managed accounts and sub-advised accounts. Operations Management In addition to our three segments, we have an Operations Management Group (the “OMG”) that consists of shared resource Group groups to support our reportable segments by providing infrastructure and administrative support in the areas of accounting/ finance, operations, information technology, strategy and relationship management, legal, compliance and human resources. The OMG’s expenses are not allocated to our three reportable segments but we consider the cost structure of the OMG when evaluating our financial performance. Our management uses this information to assess the performance of our reportable segments and OMG, and we believe that this information enhances the ability of shareholders to analyze our performance. Our Funds Our funds refers to the funds, alternative asset companies, co-investment vehicles and other entities and accounts that are managed or co-managed by the Ares Operating Group, and which are structured to pay fees. It also includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC, and a registered investment adviser. Performance Income Performance income refers to income we earn based on the performance of a fund that is generally based on certain specific hurdle rates as defined in the fund’s investment management or partnership agreements and may be structured as either an incentive fee or as carried interest. Permanent Capital Permanent capital refers to capital of our funds that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law. Such funds currently consist of Ares Capital Corporation (“ARCC”), Ares Commercial Real Estate Corporation (“ACRE”), and Ares Dynamic Credit Allocation Fund, Inc. (“ARDC”); such funds may be required, or elect, to return all or a portion of capital gains and investment income. 38

Glossary (cont’d) Realized Income Realized Income (or “RI”), a non-GAAP measure, is an operating metric used by management to evaluate performance of the business based on operating performance and the contribution of each of the business segments to that performance, while removing the fluctuations of unrealized income and expenses, which may or may not be eventually realized at the levels presented and whose realizations depend more on future outcomes than current business operations. RI differs from net income by excluding (a) income tax expense, (b) operating results of our Consolidated Funds, (c) depreciation and amortization expense, (d) the effects of changes arising from corporate actions, (e) unrealized gains and losses related to performance income and investment performance and (f) certain other items that we believe are not indicative of our operating performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with mergers, acquisitions and capital transactions, underwriting costs and expenses incurred in connection with corporate reorganization. Beginning in 2018, placement fees are no longer excluded but are deferred to match the period over which management fees are recognized. Prior to the introduction of RI, management used distributable earnings for this evaluation. Management believes RI is a more appropriate metric to evaluate Ares' current business operations. Senior Direct Lending Senior Direct Lending Program (or ‘‘SDLP’’) is a program co-managed by a subsidiary of Ares through which ARCC co-invests with Program Varagon Capital Partners. Total Fee Revenue Total Fee Revenue refers to the total of segment management fees, other fees and realized net performance income. Beginning in the third quarter of 2019, Total Fee Revenue was revised to include other fees. Prior year periods have been modified to conform to the current period presentation. 39